THIRD AMENDMENT TO LEASE



     THIRD AMENDMENT TO LEASE, dated as of October 22, 1992, by and among Charles Caplan, John P. "Jack" Spaun, as successor-in-interest to Josephine Spaun and James Spaun, Albert Geller, Margaret Geller (collectively, "Landlord") and Care Enterprises West, a Utah corporation ("Tenant").

                           W I T N E S S E T H :
                           -------------------


     WHEREAS, Landlord and Thomas Erdosi, Zoltan Erdosi and Frida Erdosi, as original tenants, entered into that certain Lease dated September 27, 1966 (the "Lease") which Lease was recorded in Book M 2352, pages 85-87 of Official Records in the Office of the Los Angeles County Recorder and which Lease relates to the premises located at 12627 Studebaker Road, Norwalk, California;

     WHEREAS, the Lease was amended by Amendment to Lease dated December 1, 1967 between Landlord and the original tenants ("First Amendment");

     WHEREAS, the Lease was amended by Amendment to Lease dated June 8, 1976 between Landlord and Perry M. Seton, as assignee of the original tenants ("Second Amendment"). The Lease, First Amendment and Second Amendment are collectively referred to herein as the "Lease";

     WHEREAS, Perry M. Seton assigned his interest as a tenant in the Lease to David E. Sorenson on or about March 30, 1978 who in turn assigned his interest as a tenant in the Lease to Tenant on or about December, 1984, so that the current parties to the Lease are Landlord and Tenant;

     WHEREAS, certain disputes arose under the Lease between Landlord and Tenant, and Landlord and Tenant have entered into a Settlement Agreement of even date herewith (the "Settlement Agreement") to settle such dispute; and

     WHEREAS, Settlement Agreement provides, inter alia, that the parties hereto shall enter into this Third Amendment;

     NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Term. Article II of the Lease shall be amended to read in full as follows: "The term of this Lease shall continue and remain in full force and effect until September 30, 1997 subject, however, to earlier termination as may be provided in this Lease."

          2. Rental. (a) Article V of the Lease shall be amended to read in full as follows:

               "The rental for the Leased Property shall be paid in monthly installments in lawful money of the United States by TENANT to LANDLORD in advance on the 1st day of each calendar month during the term of this Lease, said monthly rental installments shall be as follows: Commencing October 1, 1992 the rental for the Leased Premises shall be $6,622 and thereafter, on each October 1 during the remainder of the term of this Lease, the rental shall be increased by the amount of ten percent (10%) per annum based on the then current monthly rental payment. TENANT shall make payment of the monthly rental by three separate checks, each made out for one-third of the monthly rental amount, made payable to:
          (i) Mr. Albert Geller (ii) Dr. Charles Caplan and (ii) Mr. John P. "Jack" Spaun."


               (b) Landlord acknowledges that it has already received the amount of $6,020 toward the October rental payment and Tenant agrees that it will pay to Landlord the balance of the October rental payment, an aggregate amount of $602, in three separate checks as set forth above, on or prior to November 1, 1992.

          3. Option to Purchase. (a) Article XXI (OPTION TO PURCHASE) of the Lease is revised to read in full as follows:

               "Tenant shall have the option ("Purchase Option") to purchase the real estate (Convalescent Home), which is the subject of this Lease together will all improvements and fixtures thereon and all other personal property used in connection therewith. The purchase price for the Convalescent Home ("Purchase Price") shall be calculated as of the closing of such purchase and sale (the "Closing") as follows:


          CLOSING DATE                              PURCHASE PRICE
          ------------                              --------------

          October 1, 1992 through                    $  800,000
           March 31, 1994

          April 1, 1994 through                      $  840,000
           September 30, 1994

          October 1, 1994 through                    $  880,000
           September 30, 1995

          October 1, 1995 through                    $  968,000
           September 1, 1996

          October 1, 1996 through                    $1,064,800
           end of lease term


               "The Purchase Price shall be paid in full in cash at the Closing. The Purchase Option can be exercised by Tenant at any time by giving at least 60 days written notice thereof to Landlord prior to the expiration of the term of the Lease. Within seventy-two hours of the giving of such notice, Landlord and Tenant shall open an escrow for the sale of said property upon the terms and conditions herein with any escrow company mutually selected by them. Escrow shall close on (and no sooner than) the sixtieth day following the opening of escrow, provided, however, that all documents required to be provided by Landlord shall be provided to Tenant at least 30 days prior to the Closing.

               "Landlord shall deliver title at the Closing free and clear of all liens and encumbrances except for real and/or personal property taxes which are a lien thereon but which have not yet become due and payable, and any similar assessments and bonds and such other matters of record as of the date of sale which are a lien but which have not yet become due and payable.

               "Tenant shall pay all escrow, recording and title policy costs and other closing fees subject only to Tenant's receipt and approval of preliminary title report."

               (b) Landlord acknowledges that Tenant has delivered to Landlord, pursuant to the terms of the Settlement Agreement, a payment of $75,000 in consideration for Landlord's agreement to extend the term of the Purchase Option as set forth herein.

          4. All notices, demands or other communications to be given under the Lease shall be in writing and shall be validly given or made to another party if served personally, or be telex, facsimile or air courier, or deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication be personally served, or by telex, facsimile or air courier, service shall be conclusively deemed made at the time of such service. If such notice, demand or other communication to be given by mail, it shall be conclusively deemed given three (3) days after the deposit thereof in the United States mail, addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

          If to Tenant:                    Care Enterprises West
                                           2742 Dow Avenue
                                           Tustin, CA  92680-7245
                                           Attn:  Legal Department

          If to Landlord:                  Dr. Charles Caplan
                                           949 N. Kings Road, #308
                                           Los Angeles, CA 90069

                                           Mr. Albert Geller
                                           Ms. Margaret Geller
                                           2153 Century Hill
                                           Los Angeles, CA 90067

                                           Mr. John P. "Jack" Spaun
                                           c/o Citrus College
                                           1000 West Foothill Blvd.
                                           Glendora, CA  91740


          5. Except as expressly modified by this Third Amendment, the Lease is hereby ratified and confirmed in all respects. To the extent the terms of this Third Amendment shall conflict with any term or provision of the Lease, the terms of this Third Amendment shall control.

          6. The Lease and the Third Amendment represent the entire Agreement by the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements between the parties with respect to the subject matter hereof.

          7. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall be and constitute one and the same instrument.


     IN WITNESS WHEREOF, the undersigned have set their hands as of the date first above-written.


LANDLORD:                                  By /S/ Dr. Charles Caplan
                                              -------------------------
                                              DR. CHARLES CAPLAN


                                           By /S/ John P. "Jack" Spaun
                                              -------------------------
                                              JOHN P. "JACK" SPAUN


                                           By /S/ Albert Geller
                                              -------------------------
                                              ALBERT GELLER


                                           By /S/ Margaret Geller
                                              -------------------------
                                              MARGARET GELLER


TENANT:                                    CARE ENTERPRISES WEST, INC.



                                           By /S/ Gary L. Massimino
                                              -------------------------
                                              Gary L. Massimino
                                              Vice President and
                                              Chief Financial Officer